CONTRIBUTION AGREEMENT

                                      Among

                          PRIME MEDICAL SERVICES, INC.,


                                PRIME RVC, INC.,


                     PRIME REFRACTIVE - KANSAS CITY, L.L.C.,


                 VISION CORRECTION CENTERS OF KANSAS CITY, P.C.,


              Kansas City Laser Vision Correction Centers, L.L.C.,

                                       and

                               JEFFREY COUCH, M.D.



                              --------------------


                          Dated as of September 1, 2000

043838.0023 AUSTIN  193137 v8



                             CONTRIBUTION AGREEMENT

     This Contribution Agreement (this "Agreement") is entered into to be effective as of September 1, 2000 (the "Effective Time"), among Prime Medical Services, Inc., a Delaware corporation ("PMSI"), Prime RVC, Inc., a Delaware corporation ("Prime"), Vision Correction Centers of Kansas City, P.C., a Missouri professional corporation ("VCC"), Kansas City Laser Vision Correction Centers, L.L.C., a Missouri limited liability company ("KCL"), Jeffrey Couch, M.D., an individual residing in Kansas City, Missouri and the sole shareholder of VCC ("Couch"), and Prime Refractive - Kansas City, L.L.C., a Delaware limited liability company ("Newco").

         The parties hereto agree as follows:

                                    ARTICLE I

                         Agreement of Purchase and Sale

         1.1 Agreement. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, (a) Prime agrees to purchase from Couch and/or VCC, as of the Effective Time, by payment of $4,530,000 (the "Cash Purchase Price"), an undivided sixty-five percent (65%) interest in (i) all of the Assets (as hereinafter defined) and (ii) the business conducted with the Assets, which business consists of providing space, equipment, non-professional personnel and certain administrative services on a turn-key basis to professional providers of Refractive Surgery (as hereinafter defined), including, without limitation, initially providing such accommodations on an exclusive basis to the Refractive Surgery practices of Couch and KCL in accordance with the terms set forth in this Agreement and that certain agreement related to Couch's use of Newco's offices and equipment (the "Facility Use Agreement") among Couch, KCL, VCC and Newco in the form attached hereto as Exhibit A (collectively, the "Assets Related Business"); (b) Prime agrees to contribute to Newco, as of the Effective Time, the undivided sixty-five percent (65%) interest in the Assets and the Assets Related Business purchased by Prime, and will receive a sixty-five percent (65%) ownership interest in Newco; and (c) VCC agrees to contribute, as of the Effective Time, the remaining undivided thirty-five percent (35%) interest in the Assets and the Assets Related Business to Newco. The parties agree that:

                  (y) immediately prior to the Closing (as hereinafter defined), all of the outstanding membership interests of Newco shall be owned by VCC, and, immediately after the Closing, Prime shall own sixty-five percent (65%) of all of the outstanding membership interests of Newco and VCC shall own thirty-five percent (35%) of all of the outstanding membership interests of Newco; and

                  (z) prior to or at the Closing, Prime and VCC shall have executed the limited liability company agreement, in the form attached hereto as Exhibit B, and any other organizational documents of Newco (collectively, the "Organizational Documents").

         1.2  Closing.  The closing of the  purchase  and sale  contemplated  by
Section 1.1 (the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Frost Bank Plaza, 816 Congress Avenue, Austin, Texas 78701, or at such other location as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Assets. As used in this Agreement, the term "Assets" shall mean and include all of the items listed on Schedule 1.3(a) attached hereto, and, without duplication, all Permits (as hereinafter defined) for which transfer thereof to Newco is not prohibited under applicable law, all business records (excluding medical records) of Refractive Surgery and the business conducted by VCC and Couch prior to the Closing Date, any and all rights of VCC or Couch under leases (including rights to receive returns of deposits under such leases) or contracts listed on Schedule 1.3(a), the goodwill related to the business conducted by VCC and Couch prior to the Closing Date (excluding the Medical Practice, as hereinafter defined), the name "Vision Correction Centers of Kansas City" and all likenesses thereof, and all of the related business benefiting VCC or Couch prior to the Closing Date (excluding the Medical Practice). Each of VCC and Couch hereby represents and warrants that the Assets include all property and assets, real, personal and mixed, tangible and intangible, including, without limitation, leases and contracts, equipment, instruments, computer software used in connection with the equipment or instruments, Permits, personal property, furniture, business records and other assets that are used primarily in or are materially relied on for the Assets Related Business conducted by VCC and Couch prior to the Closing. Notwithstanding the foregoing, the following shall not be "Assets" and shall be retained by VCC and/or Couch:

                  (a) all of the business of VCC and Couch which, by applicable law, may only be performed by a licensed medical professional, or an entity owned exclusively by licensed medical professionals (the "Medical Practice");

                  (b)  all activities that constitute the practice of medicine;

                  (c) the books of account and record books of VCC and the Business (as hereinafter defined) (complete and accurate copies of which, insofar as they relate to the Assets Related Business during the calendar years 1998, 1999 and 2000, up to and including the Closing Date, shall have been provided to Prime on or before the Closing Date);

                  (d)      VCC's and Couch's rights under this Agreement;

                  (e) any asset that (i) is neither used in, nor relied on for, the business conducted by VCC and Couch prior to the Closing (excluding the Medical Practice) and (ii) is set forth on Schedule 1.3(d) attached hereto;

                  (f) all cash, accounts receivable, prepaid expenses, deposits (excluding deposits under leases assumed by Newco pursuant to Section 1.4), inventory, and any notes receivables; but this exclusion shall not in any way limit Couch's obligations under Section 4.8, or any obligation KCL or Couch may have under the Facility Use Agreement;

     (g) any medical or clinical records (although the parties acknowledge that Newco may from time to time have physical possession of such records);

     (h) any patents or copyrights that are owned individually by Couch and not used in, nor relied on for, the Assets Related Business.

         As used in this Agreement, the "Business" shall mean the Assets Related Business and the Medical Practice, collectively. As used in this Agreement, "Refractive Surgery" shall mean, collectively, any current and/or future surgical procedures intended to correct refractive error, including, without limitation, myopia, hyperopia, presbyopia or astigmatism of the eye. Notwithstanding anything in this Agreement to the contrary, "Refractive Surgery" shall not include any specific procedure that, at the time the procedure is to be performed, requires in the exercise of a reasonable ophthalmologist's independent professional judgment as to the individual patient the use of general anesthesia and an operating room approved by the American Association of Ambulatory Surgical Centers or Joint Commission on Accreditation of Healthcare Organizations (or any similar or successor accreditation board or body) with the capability of general anesthesia (provided, however, that if this sentence would exclude from "Refractive Surgery" any surgical procedure included in "Refractive Surgery" at the Effective Time, then the parties to this Agreement will work together to restructure the operating mechanics of their relationship in a manner that allows the operations of the Business to comply with such regulatory change and also preserves the economic benefits of each of the parties, including KCL, VCC and Couch, arising under this Agreement and the other Transaction Documents, as such term is hereinafter defined, giving due consideration to any recoupment of a party's investment hereunder or opportunity therefor).

         1.4 Assumed Liabilities. VCC and Couch each agree that, at the Closing, Newco shall assume the following (collectively, the "Assumed Liabilities"): (a) those lease or other contract obligations that are executory in nature and arise after the Effective Time under leases or contracts that are (i) specifically named or described on Schedule 1.3(a) and (ii) denoted on Schedule 1.3(a) as having the related obligations assumed by Newco to the extent described in this Section, (b) those trade payables on open account and accrued expenses (including, without limitation, salary and benefits), owed to unrelated third parties and less than ninety (90) days old, that were, in each case, incurred or accrued in the ordinary course of business after the Effective Time, and (c) those salaries and benefits arising between the Effective Time and the Closing Date and attributable to employees of VCC or Couch that are hired or employed by Newco after the Closing Date. From and after the Closing Date, Newco shall be solely responsible for the Assumed Liabilites. The parties specifically agree that Newco will have no responsibility, liability or obligation whatsoever for
(x) those obligations under such leases or contracts which accrued prior to the Effective Time, (y) any breaches or defaults thereunder which occurred or were alleged to have occurred prior to the Closing Date or (z) trade payables not included in the definition of "Assumed Liabilities" above. Subject to the foregoing, the parties will prorate costs and expenses incurred with respect to both pre- and post-Effective Time periods, based on the extent to which the related benefits were used prior to or after the Effective Time. The parties agree to cooperate in good faith to account for such proration and remit amounts that may become due another party based on such pro-ration.

         VCC and Couch each agree that, except for the Assumed Liabilities, any and all debts, liabilities, and obligations of VCC or Couch, whether known or unknown, absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, use taxes and property taxes, any taxes arising from the transactions contemplated by this Agreement and any liabilities arising from any litigation or civil, criminal or regulatory proceeding involving or related to VCC, Couch or the Business) shall remain the sole responsibility of VCC or Couch (whichever owed such debt, liability or obligation), and each covenants to pay promptly and otherwise fulfill all such debts, liabilities or obligations as and when the same become due (unless contested in good faith). Without limiting the foregoing, each of VCC and Couch specifically acknowledges and agrees that none of PMSI, Prime, any affiliate of PMSI or Prime, and (except for Assumed Liabilities) Newco shall assume any claims, debts, liabilities or obligations whatsoever of VCC or Couch, including, without limitation, those related to or arising out of or under any claim or other action disclosed on Schedule 3.13.

         1.5 Payment and Allocation of Purchase Price. Prime agrees to pay the Cash Purchase Price to VCC at the Closing by check, money order or wire transfer of funds. Payment of the Contingent Consideration (as defined in Section 4.6) shall be governed by the terms of Section 4.6. Collectively, the Cash Purchase Price and the Contingent Consideration are referred to collectively in this Agreement as the "Purchase Price." The Cash Purchase Price will be allocated among the Assets, with $568,750 allocated to tangible assets, in accordance with
Schedule 1.5 attached hereto, and any Contingent  Consideration paid pursuant to
Section 4.6 shall be allocated in a manner consistent with the allocation set forth on Schedule 1.5. The parties agree, however, that the allocation set forth on Schedule 1.5 may be changed by Prime after the Closing to give effect to the valuation provided by Prime's external accountants.

                                   ARTICLE II

                Representations and Warranties of PMSI and Prime

         PMSI and Prime hereby represent and warrant to VCC and Couch, jointly and severally, that each of the following matters is true and correct in all respects as of both the Effective Time and the Closing Date (with the understanding that VCC and Couch are relying materially on such representations and warranties in entering into and performing this Agreement and each of the other contracts, documents, instruments or agreements to be entered into in connection with or as contemplated by this Agreement, all of which, including this Agreement, are collectively referred to as the "Transaction Documents") and which shall survive the Closing:

         2.1 Due Organization and Principal Executive Office. Prime is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and as proposed to be conducted. PMSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of PMSI's and Prime's principal executive offices are located at 1301 Capital of Texas Highway, Austin, Texas 78746.

         2.2 Due Authorization. Each of PMSI and Prime has full corporate power and authority to enter into and perform this Agreement and each Transaction Document required to be executed by it in connection herewith. With respect to each of PMSI and Prime, this Agreement and each Transaction Document required herein to be executed by it has been duly and validly authorized, executed and delivered by it, and the terms and provisions of this Agreement and each such Transaction Document constitute the valid, binding and enforceable obligations of it. With respect to each of PMSI and Prime, the execution, delivery, and performance of this Agreement and each Transaction Document required herein to be executed by it will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to it or its properties (provided, however, that any representation or warranty by Prime or PMSI with respect to any laws regulating or legislating the provision of healthcare or the practice of medicine shall be limited to the actual knowledge possessed by Prime and PMSI on the Closing Date), (b) violate or conflict with, or permit the cancellation of, any agreement to which it is a party or by which it or its properties are bound,
(c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, it or (d) violate or conflict with any provision of its organizational documents. Except for the filing requirements of PMSI arising under the Securities Exchange Act of 1934, no action, consent, or approval of, or filing with, any federal, state, county, or local governmental authority is required by either of PMSI or Prime in connection with the execution, delivery or performance of this Agreement or any Transaction Document.

         2.3 Brokers and Finders. Neither PMSI nor Prime has engaged, or caused to be incurred any liability to, any finder, broker, or sales agent (and neither has paid, or will pay, any finder's fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

         2.4 Claims and Proceedings. Neither PMSI nor Prime is a party to any claim, action, suit, proceeding, or investigation, at law or in equity, before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality, that it reasonably believes would result in a liability or loss that could have a substantially adverse impact on the business operations of PMSI. Neither PMSI nor Prime is a party to any claims, actions, suits, proceedings, or investigations, at law or in equity, before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality which seeks to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof; and, to the knowledge of PMSI and Prime, no such claim, action, suit, proceeding or investigation is threatened.

         2.5      Investment Representations.  Each of PMSI and Prime:
                  --------------------------

                  (a) Is an "accredited investor," and has not retained or consulted with any "purchaser representative" (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with its execution of this Agreement and the consummation of the transactions contemplated hereby;

     (b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Newco;

                  (c) Will acquire any Newco interests for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act or the Texas
Securities Act, as amended, and it does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell its Newco interests, or any part thereof or interest therein, and it has no present intention of dividing the Newco interests with others or reselling or otherwise disposing of the Newco interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

                  (d) In connection with entering into this Agreement and each Transaction Document to which it is a party, and in making the investment decisions associated therewith, it has neither received nor relied on any representations or warranties from Newco, Couch, VCC, the affiliates of VCC or Couch, or the officers, directors, shareholders, employees, partners, members, agents, consultants, personnel or similarly related parties of VCC or Couch, other than those representations and warranties contained in this Agreement and the other Transaction Documents;

                  (e) Is able to bear the economic risk of an investment in the Newco interests and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

                  (f) Acknowledges that the Newco interests have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Newco interests involves a high degree of risk, and that the Newco interests are an illiquid investment.

                                   ARTICLE III

                 Representations and Warranties of VCC and Couch

         VCC and Couch hereby represent and warrant to Prime, jointly and severally, that each of the following matters is true and correct in all respects as of both the Effective Time and the Closing Date (with the understanding that Prime is relying materially on each such representation and warranty in entering into and performing this Agreement), and which shall survive the Closing. Notwithstanding any contrary provision of this Agreement, any representation or warranty by Couch or VCC with respect to any laws regulating or legislating the provision of healthcare or the practice of medicine shall be limited to the actual knowledge possessed by Couch and VCC on the Closing Date.

         3.1 Due Organization. VCC is a professional corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri and has full power and authority to carry on its business as now conducted and as proposed to be conducted. KCL is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Missouri and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Each of VCC and KCL is qualified to do business and is in good standing in every jurisdiction where such qualification is required for the conduct of the Business as conducted on the Closing Date. As of the Closing Date, Couch is the sole holder of all equity ownership interests in each of VCC and KCL, after assuming the conversion, exercise or exchange of any and all rights or securities that are convertible into, or exercisable or exchangeable for, equity ownership interests in VCC or KCL. KCL was formed in connection with the transactions contemplated by this Agreement, and KCL has not conducted any business or engaged in any transactions with any individual or entity prior to the Closing (other than the organizational meeting or consent, and the approval of resolutions authorizing the execution, delivery and performance of this Agreement and any other Transaction Document to which KCL is a party).

         3.2 Subsidiaries. VCC does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, limited liability company, association, joint venture, trust, or other entity.

         3.3 Due Authorization. Each of KCL, VCC and Couch has full power and authority to enter into and perform this Agreement and each Transaction Document required to be executed by KCL, VCC or Couch in connection herewith. The execution, delivery, and performance of this Agreement and each such Transaction Document has been duly authorized by all necessary action of each of KCL (and its managers, officers and members) and VCC (and its directors, officers, and shareholders). This Agreement and each such Transaction Document has been duly and validly executed and delivered by KCL, VCC and Couch and constitutes a valid and binding obligation of KCL, VCC and Couch, enforceable against each of them in accordance with its terms. The execution, delivery, and performance of this Agreement, and each Transaction Document required herein to be executed by Couch, KCL and/or VCC do not (a) violate any federal, state, county, or local law, rule, or regulation applicable to KCL, VCC, Couch, the Business or the Assets, (b) violate or conflict with, or permit the cancellation of, any agreement to which VCC or Couch is a party, or by which VCC, Couch or their properties are bound, or (except as expressly set forth herein or in the other Transaction Documents) result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of VCC or Couch, or any indebtedness secured by the property of VCC or Couch, or (d) violate or conflict with any provision of the organizational documents of KCL or VCC. No action, consent, waiver or approval of, or filing with, any federal, state, county or local governmental authority is required by KCL, VCC or Couch in connection with the execution, delivery, or performance of this Agreement (or any Transaction Document).

         3.4 Financial Statements. The unaudited balance sheet and income statement for the Business as of and for each of the years ended December 31, 1998 and 1999, and the unaudited balance sheet and income statement for the Business as of and for the period beginning on January 1, 2000, and ending on August 31, 2000 (the "Balance Sheet Date") are attached hereto as Schedule 3.4 (collectively, the "Financial Statements"). The Financial Statements have been prepared using the accrual basis in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as specifically noted therein or in Schedule 3.4) and fairly present in all material respects the financial position and results of operations of the Business as of the indicated dates and for the indicated periods. Except for Assumed Liabilities and liabilities set forth on Schedule 3.4 attached hereto, as of the Closing Date, neither KCL, VCC nor Couch has any claims, debts, liabilities, or obligations related to the Business or the Assets, whether known or unknown, absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, use taxes and property taxes, any taxes arising from the transactions contemplated by this Agreement and any liabilities arising from any litigation or civil, criminal or regulatory proceeding involving or related to VCC, Couch, the Assets or the Business). Except as set forth in Schedule 3.4 hereto, since the Effective Time there has been no material adverse change in the Assets, the Business or the results of operations of the Business.

         3.5  Conduct  of  Business;  Certain  Actions.  Except  as set forth on
Schedule 3.5 attached hereto, since the Balance Sheet Date, VCC and Couch have conducted the Business in the ordinary course and consistent with past practices and have not (a) increased the compensation of any employees, agents, contractors, vendors or other parties, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of VCC or Couch, (b) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price or book value for such asset (or group of related assets) exceeded $10,000, (c) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible, (d) amended its organizational documents, (e) made or paid any severance or termination payment to any director, officer, employee, agent, contractor, vendor or consultant, (f) made any change in its method of accounting, (g) made any investment or commitment therefor in any person, business, corporation, association, partnership, limited liability company, joint venture, trust, or other entity, (h) amended, terminated or experienced a termination of any material contract, agreement, lease, franchise, or license to which it is a party, (i) entered into any other material transactions except in the ordinary course of business, (j) changed the standard, undiscounted per procedure fee generally charged to patients, which is $1,500 at the time of Closing, (k) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses
(a)-(j) of this Section, (l) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (m) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of its employees, (n) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, the Business, or (o) changed or suspended its procedures for collecting accounts receivable and paying the accounts payable of the Business.

         3.6 Assets; Licenses, Permits, etc. The Assets include all property and assets, real, personal and mixed, tangible and intangible, including, without limitation, leases and contracts, equipment, instruments, computer software used in connection with the equipment or instruments, Permits, personal property, furniture, business records and other assets that are used primarily in or are materially relied on for the Assets Related Business conducted by VCC and Couch prior to the Closing. Except as set forth on Schedule 3.6(a), VCC has good and marketable title to all of the Assets, free and clear of all liens, security interests, claims, rights of another, and encumbrances of any kind whatsoever. The Assets are in good operating condition and repair, subject to ordinary wear and tear, taking into account the respective ages of the properties involved and are all that are necessary for the Assets Related Business conducted by VCC and Couch prior to the Closing. Attached hereto as Schedule 3.6(b) is a list and description of all federal, state, county, and local governmental licenses, certificates, certificates of need, permits, waivers, filings and orders held or applied for by VCC or Couch and used or relied on (or to be used or relied on) in connection with the Assets or the Business ("Permits"). VCC and Couch have complied in all material respects, and VCC and Couch are in compliance in all material respects, with the terms and conditions of any such Permits. No additional Permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the Business. No claim has been made by any governmental authority (and, to the knowledge of VCC and Couch, no such claim has been threatened) to the effect that a Permit not possessed by VCC or Couch is necessary in respect of the Business. Except as specifically noted on Schedule 3.6(b), no Permit is or will be adversely affected by the consummation of the transactions contemplated by this Agreement.

         3.7      Environmental Issues.

                  (a) For purposes of this Agreement, the term "environmental laws" shall mean all laws and regulations relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste, and any order related thereto.

                  (b) VCC and Couch have complied in all material respects with and obtained all authorizations and made all filings required by all applicable environmental laws. The properties occupied or used by VCC or Couch have not been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials in violation of any applicable environmental law, the violation of which could have a material adverse impact on the Business.

                  (c) Neither VCC nor Couch has received any notice from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notice"), any citation from any federal, state or local governmental authority for non-compliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or other material pertaining to the Business ("Citations") or any written notice from any private party alleging any such non-compliance; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such non-compliance.

         3.8 Intellectual Property Rights. There are no patents, trademarks, trade names, or copyrights, and no applications therefor, owned by or registered in the name of VCC or Couch or in which VCC or Couch has any right, license, or interest other than those disclosed on Schedule 3.8. Neither VCC nor Couch is a party to any license agreement, either as licensor or licensee, with respect to any patents, trademarks, trade names, or copyrights other than those disclosed on Schedule 3.8. Neither VCC nor Couch has received any notice that it is infringing any patent, trademark, trade name, or copyright of others.

         3.9 Compliance with Laws. To the knowledge of VCC and Couch, VCC and Couch have complied in all material respects, and VCC and Couch are in compliance in all material respects, with all federal, state, county, and local laws, rules, regulations and ordinances currently in effect and relating to the Business. No claim has been made or threatened by any governmental authority against VCC or Couch to the effect that any aspect of the Business fails to comply in any respect with any law, rule, regulation, or ordinance.

         3.10 Insurance. Attached hereto as Schedule 3.10 is a list of all policies of fire, liability, business interruption, and other forms of insurance (including, without limitation, professional liability insurance) and all fidelity bonds held by or applicable to VCC or the Business at any time within the past three (3) years, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage, annual premium and claims asserted thereunder (regardless of whether resolved or whether benefits were paid). To the knowledge of VCC and Couch, no event directly relating to VCC or the Business has occurred which will result in a retroactive upward adjustment of premiums under any such policies or which is likely to result in any prospective upward adjustment in such premiums. There have been no material changes in the type of insurance coverage maintained by VCC or Couch with respect to the Business during the past three (3) years, including without limitation any change which has resulted in any period during which VCC or the Business had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy relating to the Business has been canceled within the last three (3) years and no threat has been made to cancel any insurance policy relating to the Business within such period.

         3.11 Employee Benefit Matters. Except as set forth on Schedule 3.11, neither VCC nor Couch maintains or contributes or is required to contribute to any "employee welfare benefit plan" (as defined in section 3(1) of the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended ("ERISA")) or any "employee pension benefit plan" (as defined in ERISA). Neither VCC nor Couch presently maintains or has ever maintained, or had any obligation of any nature to contribute to, a "defined benefit plan" within the meaning of the Code.

         3.12 Contracts and Agreements. Attached hereto as Schedule 3.12 is a list of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, all promissory notes, loan agreements, and other evidences of indebtedness, mortgages, deeds of trust, security agreements, pledge agreements, service agreements, and similar agreements and instruments and all confidentiality agreements) relating to the Business and to which VCC or Couch is a party or by which VCC or Couch or any of the Assets are bound, pursuant to which the obligations thereunder of any party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases, or other agreements during any year during the term thereof, $25,000 or greater, or which are otherwise material to the Business (collectively the "Contracts" and individually, a "Contract"). Neither VCC nor Couch is, and, to the best knowledge of VCC and Couch, no other party thereto is, in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any Contract. Neither VCC nor Couch has waived any material right under any Contract, and no consents or approvals (other than those obtained in writing and delivered to Prime prior to Closing) are required under any Contract in connection with the consummation of the transactions contemplated hereby. Neither VCC nor Couch has guaranteed any obligation of any other person or entity insofar as it relates to the Business.

         3.13 Claims and Proceedings. Attached hereto as Schedule 3.13 is a list and description of all claims, actions, suits, proceedings, and investigations pending or, to the knowledge of VCC and Couch, threatened against VCC or Couch, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. Except as set forth on Schedule 3.13 attached hereto, none of such claims, actions, suits, proceedings, or investigations will result in any liability or loss to VCC or the Business which (individually or in the aggregate) is material, and VCC and Couch have not been, and VCC and Couch are not now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency. No inquiry, action, or proceeding has been asserted, instituted, or threatened against VCC or Couch to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

         3.14 Taxes. All federal, foreign, state, county, and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other tax (collectively, "Taxes") returns, reports, and declarations of estimated tax (collectively, "Returns") which were required to be filed by VCC (or Couch with respect to the Business) on or before the date hereof have been filed within the time (including any applicable extensions) and in the manner provided by law, and all such Returns are true and correct in all material respects and accurately reflect the Tax liabilities of VCC (or Couch with respect to the Business). VCC has provided Prime with true and complete copies of all returns filed for and during the taxable years 1997, 1998 and 1999. All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid or adequately accrued in the Financial Statements. The provisions for Taxes reflected on the balance sheet contained in the Financial Statements are adequate to cover all of VCC's (and Couch's with respect to the Business) estimated Tax liabilities for the respective periods then ended and all prior periods. As of the Closing Date, VCC (and Couch with respect to the Business) will not owe any Taxes for any period prior to the Closing which are not reflected on the Financial Statements, except for Taxes attributable to the operations of the Business between the Balance Sheet Date and the Closing Date. Neither VCC nor Couch has executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "Tax Actions") against VCC or Couch with respect to any Taxes owed or allegedly owed in respect of the Business. There are no tax liens on any of the assets of VCC or the Assets. Proper and accurate amounts have been withheld and remitted by VCC and Couch from and in respect of all persons from whom either of them is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all applicable laws and regulations. Neither VCC nor Couch is a party to any tax sharing agreement.

         3.15 Personnel. Attached hereto as Schedule 3.15 is a list of names and current annual rates of compensation of the officers, employees or agents of VCC or the Business who are necessary for the operation of the Business or who utilize (or are necessary for the utilization of) the Assets (collectively, the "Employees"). Except as set forth on Schedule 3.15, there are no bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable by VCC or the Business to any Employees that are not fully and specifically reflected in the Financial Statements.
Schedule 3.15 attached hereto also contains a brief description of all material terms of employment agreements and confidentiality agreements to which VCC (or Couch with respect to the Business) is a party and all severance benefits which any director, officer, Employee or sales representative of VCC (or Couch with respect to the Business) is or may be entitled to receive. VCC has delivered to Prime accurate and complete copies of all such employment agreements, confidentiality agreements, and all other agreements, plans, and other instruments. There is no pending or threatened (i) labor dispute or union organization campaign relating to the Business, (ii) claims against VCC or Couch by any employees of VCC (or Couch with respect to the Business), or (iii) terminations, resignations or retirements of any employees of VCC (or Couch with respect to the Business). None of the employees of VCC (or Couch with respect to the Business) are represented by any labor union or organization. There is no unfair labor practice claim against VCC (or Couch with respect to the Business) before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or threatened against or involving VCC (or Couch with respect to the Business).

         3.16 Business Relations. Neither VCC nor Couch has any reason to believe and has not been notified that any supplier or customer of the Business will cease or refuse to do business with the Business in the same manner as previously conducted with the Business as a result of or within one (1) year after the consummation of the transactions contemplated hereby, to the extent such cessation or refusal might affect the Assets or the Business. Neither VCC nor Couch has received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used in the Business.

         3.17 Agents. VCC (and Couch with respect to the Business) has not designated or appointed any person (other than VCC's employees, officers and directors) or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

         3.18 Indebtedness To and From Directors, Officers, Shareholders and Employees. No director, officer, shareholder, employee or affiliate of VCC or Couch has any indebtedness owed to it from VCC or Couch, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business and consistent with past practices associated with the Business. As of the Effective Time and the Closing Date all amounts due VCC or Couch from any of their (as applicable) directors, officers, employees or affiliates (or any of their family members) shall have been repaid in full.

         3.19 Commission Sales Contracts. Except as disclosed in Schedule 3.19 attached hereto, neither VCC nor Couch has an employment relationship with any individual, corporation, partnership, or other entity related to the Business whose compensation from VCC or Couch is in whole or in part determined on a commission basis.

         3.20 Certain Consents. Except as set forth on Schedule 3.20 attached hereto, there are no consents, waivers, or approvals required to be executed and/or obtained by VCC or Couch from third parties (including, without limitation, the spouse, if any, of Couch) in connection with the execution, delivery, and performance of this Agreement or any other Transaction Documents").

         3.21 Brokers. Neither VCC nor Couch has engaged, or caused any liability to be incurred to, any finder, broker, or sales agent (and neither has paid, nor will pay, any finders fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

         3.22 Interest in Competitors, Suppliers, and Customers. Except as set forth on Schedule 3.22 attached hereto, neither VCC nor any affiliate of VCC (including, without limitation, Couch), and to the knowledge of VCC and Couch, no director, officer, employee or affiliate of VCC or any affiliate of any director, officer, employee or affiliate of VCC, has any ownership interest in any competitor, customer or supplier of the Business (other than the ownership of securities of a publicly held entity of which it owns less than five percent (5%) of any class of outstanding securities) or any property used in the operation of the Business.

         3.23 Warranties. Except as set forth on Schedule 3.23, there have not been made any warranties or guarantees to third parties with respect to any products sold or services rendered in connection with the Business. Except as set forth on Schedule 3.23 attached hereto, no claims for breach of product or service warranties have ever been made with respect to products sold or services rendered in connection with the Business.

         3.25     Investment Representations.  Each of VCC and Couch:
                  --------------------------

                  (a) Is an "accredited investor," and has not retained or consulted with any "purchaser representative" (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with its execution of this Agreement and the consummation of the transactions contemplated hereby;

     (b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Newco;

                  (c) Will acquire any Newco interests for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act, the securities laws of Missouri and Kansas, as amended, or the securities laws of any other state, and it does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell its Newco interests, or any part thereof or interest therein, and it has no present intention of dividing the Newco interests with others or reselling or otherwise disposing of the Newco interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

                  (d) In connection with entering into this Agreement and each of the other Transaction Documents to which it is a party, and in making the investment decisions associated therewith, it has neither received nor relied on any representations or warranties from Newco, PMSI, Prime, the affiliates of PMSI or Prime, or the officers, directors, shareholders, employees, partners, members, agents, consultants, personnel or similarly related parties of PMSI or Prime, other than those representations and warranties contained in this Agreement and the other Transaction Documents;

                  (e) Is able to bear the economic risk of an investment in the Newco interests and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

                  (f) Acknowledges that the Newco interests have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Newco interests involves a high degree of risk, and that the Newco interests are an illiquid investment.

                                   ARTICLE IV

                                    Covenants

         4.1 Use of Name. Except to the extent allowed under the limited license contained in the Facility Use Agreement, each of KCL, VCC and Couch agrees that, following the Closing Date, it will cease using the name "Vision Correction Centers of Kansas City, P.C.," "Kansas City Laser Vision Correction Centers, L.L.C." or any words or phrases which are deceptively similar to such names.

         4.2 Cooperation Relating to Financial Statements. Each of KCL, VCC and Couch agrees to cooperate with Prime, at Prime's expense, in the preparation of any financial statements of KCL or VCC which Prime or its affiliates may be required by any applicable law to prepare.

         4.3      Action by Owners; Restrictions on Transfer.

                  (a) Action by Owner. Couch agrees to vote any interest he owns in KCL or VCC, and to take such other actions as may be necessary in his capacity as the sole director and sole shareholder of VCC and the sole manager and sole member of KCL, to authorize and direct KCL and VCC to perform all of their respective obligations under this Agreement and under the Organizational Documents and other Transaction Documents to which either of them is a party.

                  (b) VCC Restrictions on Transfer. Except as provided in subsection (d) of this Section, VCC and Couch each agree that, until such time as neither of them owns any direct or indirect ownership interest in Newco, neither of them will, without obtaining the prior written consent of Prime, which consent may be withheld in Prime's sole and absolute discretion, (i) authorize the issuance of any additional capital stock or other ownership interest in VCC or (ii) transfer, assign, pledge, hypothecate, or in any way alienate any capital stock of VCC, or any interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without the prior written consent of Prime. Any purported transfer in violation of this Section shall be void ab initio without any action by any party, and shall not operate to transfer any interest or title to the purported transferee.

                  (c) KCL Restrictions on Transfer. Except as provided in subsection (d) of this Section, KCL and Couch each agree that, until such time as Couch and all entities controlled by Couch do not own any direct or indirect ownership interest in Newco, neither of KCL or Couch will, without obtaining the prior written consent of Prime, which consent may be withheld in Prime's sole and absolute discretion, take any of the following actions if such action could result in a non-licensed physician owning any interest in KCL, or Couch owning less than 51% of all of the voting stock or other ownership interests in KCL:
(i) authorize the issuance of any additional membership or other ownership interest in KCL or (ii) transfer, assign, pledge, hypothecate, or in any way alienate any membership interest of KCL, or any interest therein, whether voluntarily or by operation of law, or by gift or otherwise. KCL and Couch further agree that only licensed physicians will be permitted to acquire an interest in KCL (unless prohibited by the foregoing sentence or otherwise allowed pursuant to subsection (d) of this Section). Any purported transfer in violation of this Section shall be void ab initio without any action by any party, and shall not operate to transfer any interest or title to the purported transferee.

                  Furthermore, KCL and Couch agree that prior to selling or transferring any interest in KCL to any licensed physician in a transaction allowed under this Section, KCL and Couch will require as a condition to such sale or transfer that the licensed physician sign an agreement naming Newco as a beneficiary and containing restrictive covenants substantially similar to those contained in Article VIII of this Agreement (excluding the provisions of Section 8.2(b), Section 8.2(c) and the last paragraph of Section 8.3); provided, however, that the exclusivity and non-compete terms of such agreement shall terminate one year after such licensed physician no longer owns an interest in KCL and no longer uses Newco's premises and equipment. Despite Couch's limited ability to transfer ownership interests in KCL to other licensed physicians, Couch hereby represents and warrants to Prime as of the Effective Time and the Closing Date that Couch is not currently committed to, and does not currently have, any intention to transfer any ownership interests in KCL. Couch further represents and warrants to Prime as of the Effective Time and the Closing Date that he currently intends to devote all his business time and attention toward personally performing for the foreseeable future not less than the volume of procedures that he was performing immediately prior to the Closing. Prime acknowledges that KCL is entitled to hire physicians, subject to the conditions above relating to transfers of ownership interests in KCL. Furthermore, licensed physicians employed by KCL will also, subject to Couch's approval, be allowed to perform procedures using Newco's premises and facilities pursuant to the Facility Use Agreement. Couch and KCL acknowledge and agree that Newco shall not be responsible for paying any salaries, benefits, professional fees or other remuneration to any physician employee of KCL or VCC.

                  (d) Notwithstanding the foregoing or any contrary provision of this Agreement, after the expiration of ten years following the Closing Date, Couch is entitled to transfer his interest in VCC or in KCL to any person or entity upon obtaining Prime's consent, which consent cannot be unreasonably withheld.

                  (e) Each of KCL, VCC and Couch covenant that all evidences of ownership in KCL or VCC, including, without limitation, all stock certificates, shall bear the following legend:

              "THE INTERESTS REPRESENTED HEREBY AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN A CONTRIBUTION AGREEMENT AMONG THE COMPANY AND THE WITHIN NAMED PARTIES, AND ANY AMENDMENT THERETO. A COPY OF THE CONTRIBUTION AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

         4.4 Public Statements and Press Releases. The parties hereto covenant and agree that, except as provided for hereinbelow, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other parties hereto as to the content and time of release of and the media in which such statements or announcement is to be made, provided, however, that the following shall not be a breach of this Section: (a) filings and disclosures required by the Securities and Exchange Commission, and
(b) announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release as long as such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other parties hereto, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other parties hereto. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance. The provisions of this Section shall not limit or restrict any party's communications with its personal consultants or advisors, including, without limitation, its attorneys, accountants and financial advisors.

         4.5 Guaranty of PMSI. PMSI hereby unconditionally and irrevocably guarantees each of the payment and performance obligations of Prime hereunder and under each of the Transaction Documents. Without limiting the foregoing, PMSI agrees that if Prime shall default in any obligation to pay to KCL, VCC or Couch any amount then due and payable by Prime to KCL, VCC or Couch under
Article I, Article VI or Article VII hereunder, PMSI shall immediately pay such amount to KCL, VCC or Couch. PMSI hereby agrees not to require KCL, VCC or Couch to proceed against Prime or any other person or to pursue any other remedy before proceeding against PMSI under this guaranty.

         4.6 Contingent Consideration. In further consideration of the purchase of sixty-five percent (65%) of the Assets and the Assets Related Business, Prime agrees to the following provisions related to the payment to VCC of certain additional consideration if the requirements of this Section are satisfied, and only in accordance with the provisions below. Any amounts payable pursuant to this Section are hereinafter referred to as "Contingent Consideration" and are provided in addition to payment of the Cash Purchase Price pursuant to Section
1.1. No payment of any portion of the Cash Purchase Price shall reduce amounts payable under this Section.

                  (a) Within sixty days of each of the first three annual anniversaries of the Closing Date (each, a "Calculation Date"), Newco shall calculate the Actual Net Income (as hereinafter defined) for Newco for the twelve consecutive calendar months ending on the respective Calculation Date (each such twelve month period is hereinafter referred to as a "Calculation Period). As used herein, "Actual Net Income" for any Calculation Period shall mean the net income for Newco during that Calculation Period, calculated using the same methodology and principles reflected in the calculation of "Base Net Income" shown on Schedule 4.6 attached hereto. The parties acknowledge and agree that the manner of calculation set forth on Schedule 4.6 attached hereto reflects the agreed upon means of calculating the Base Net Income reflected therein, as well as the Actual Net Income for any Calculation Period (subject, however, to exclusions/additions described below in subsection (d)). Within each such sixty day period, Prime shall deliver to Couch, via certified or registered U.S. Mail, a statement (the "Calculation Statement") showing calculation of the Actual Net Income for the respective Calculation Period and the basis on which it was calculated in reasonable detail. If Couch shall fail to receive a Calculation Statement within such sixty-day period, then Couch shall promptly notify Prime in writing that the Calculation Statement has not been received, and Prime shall have an additional five days following its receipt of such notice from Couch, within which Prime may deliver the respective Calculation Statement without having been in default under this subsection (a). If Prime fails to deliver the respective Calculation Statement within such additional five-day period, and payment of the Contingent Consideration would have been otherwise required for the respective Calculation Period, Prime agrees to pay interest at PMSI's overnight funds investment rate on the amount of the Contingent Consideration, charged from the first day following such addition five-day period until the day on which the respective Calculation Statement is delivered.

                  Couch shall have thirty days following his receipt of a Calculation Statement during which Newco and Prime agree to provide to Couch reasonable access to Newco's books and records. If Couch shall fail to deliver an Objection Notice (as hereinafter defined) within such thirty-day period, then such failure shall constitute Couch's acceptance of the respective Calculation Statement, which shall thereupon become conclusive and binding on all parties hereto, and shall not be subject to further review, challenge, or adjustment. During such thirty-day period, Couch may deliver to Prime, via certified or registered U.S. Mail, a written notice of objection to the respective Calculation Statement (an "Objection Notice"), which Objection Notice shall set forth in reasonable detail Couch's calculation of the Contingent Consideration calculated therein, and Couch's basis for objection, in which case the parties shall meet and in good faith attempt to resolve any disagreement within thirty
(30) days after Prime's receipt of the Objection Notice. If the parties are unable to resolve such disagreement within such time period, the disagreement shall be referred to a "Big Five" accounting firm selected by mutual agreement of Couch and Prime, or if the parties cannot agree on such selection, then a "Big Five" accounting firm selected by lot, excluding those that have provided services to Couch or Prime within the preceding twenty-four months (the "Settlement Accountants"). The Settlement Accountants shall be directed to use their best efforts to reach a determination of the correct Actual Net Income for the respective Calculation Period within forty-five days after such referral, and their determination shall be final and binding on the parties hereto, and shall not be subject to further review, challenge or adjustment. The costs and expenses of the services of the Settlement Accountants (the "Audit Costs") shall be allocated to and borne by Prime if the Contingent Consideration is payable based on the Actual Net Income calculation of the Settlement Accountants, or Couch if the Contingent Consideration is not payable based on the Actual Net Income calculation of the Settlement Accountants.

                  (b) If the Actual Net Income for any Calculation Period finally determined pursuant to subsection (a) is equal to or greater than the corresponding "Target Amount" set forth below, Prime shall in each instance, within five business days of the final determination of that Actual Net Income, pay in cash to VCC the amount of $200,000:

           Calculation Period                             Target Amount

            9/1/00 to 8/31/01                        115% of Base Net Income
            9/1/01 to 8/31/02                        132% of Base Net Income
            9/1/02 to 8/31/03                        152% of Base Net Income

                  If Prime fails to timely pay any amount required to be paid by Prime pursuant to this subsection (b), then Prime agrees to pay interest at the rate of 10% per annum on the amount required to have been paid, charged from the last date on which such payment could have been timely made until the date on which such payment is actually paid.

                  (c) The parties agree that each calculation of Actual Net Income and related payment of Contingent Consideration (if required) shall be made independent of other calculations of Actual Net Income. For example, and solely for purposes of illustration, if the finally determined Actual Net Income for the Calculation Period beginning on September 1, 2001 and ending on August 31, 2002 amounted to 120% of Base Net Income, and the finally determined Actual Net Income for the Calculation Period beginning on September 1, 2002 and ending on August 31, 2003 amounted to 160% of Base Net Income, Prime would not be obligated to pay any amount in respect of the Calculation Period ended August 31, 2002, but would be obligated to pay $200,000 to VCC in respect of the Calculation Period ended August 31, 2003. The parties agree that Prime shall never be obligated to pay more than $600,000 pursuant to this Section (excluding interest, if any, pursuant to subsection (a) related to the untimely delivery of a Calculation Statement).

                  (d) The parties agree that, notwithstanding any provision of this Agreement to the contrary, the revenues, income, costs, and expenses (including, without limitation, startup and transaction costs, legal and accounting costs and fees, and applicable financing costs) resulting from or attributable to the acquisition, development and/or operation of any new locations by Newco or Newco's subsidiaries shall be included in the calculation of the Actual Net Income for each Calculation Period pursuant to subsection (a). The provisions of this subsection (d) shall not be construed to require any party, including Newco, to develop or acquire any new location.

         4.7 Key-Man Life Insurance. The parties agree that Newco shall maintain a key-man life insurance policy and a disability policy (the "Policies") on Couch, each naming Newco as the exclusive beneficiary thereunder and each in a policy amount equal to or exceeding $7,700,000. Such Policies shall be maintained by Newco until Couch no longer materially participates in the Assets Related Business as reasonably determined by the Managers.

         4.8 Working Capital Line. Couch hereby agrees to loan amounts to Newco, from time to time, during the first four (4) months immediately following the Closing Date, not to exceed $200,000 in the aggregate, upon request by Prime, to cover any actual deficit in working capital that Newco may experience. The parties agree that amounts borrowed will not accrue interest but must be repaid by Newco prior to Newco's distribution of any of its earnings to Prime.

         4.9 Reimbursement of Development Costs. Prime agrees to reimburse Couch for up to $30,900 for amounts paid by Couch to the following vendors in connection with the planning and initial development of a second location: (a) Eye Designs, (b) WRS Architects, Inc., and (c) Universal Construction Company, Inc./Saladino Mechanical Company. Prime agrees that such reimbursements must be paid in cash on or before five days following the Closing. Prime, Couch and VCC agree to cooperate to seek the return of equipment deposits paid to Topcon and Visx in the aggregate amount of $34,780, but if return of the deposits is not possible, then Prime agrees to reimburse VCC or Couch for the $34,780 within five days of the date on which it becomes clear that the deposits will not be returned. Couch and VCC agree to promptly pay to Prime any refunds received with respect to amounts reimbursed pursuant to this Section. Couch and VCC further agree that, upon receiving reimbursements from Prime, Prime shall be exclusively entitled to seek the return of and/or direct the application or use of any credits, deposits or refunds related to amounts reimbursed pursuant to this Section, and Couch and VCC agree to execute any assignment or take any other action reasonably necessary to accomplish or enable the foregoing.

         4.10 Tag Along Rights. In the event Prime elects to transfer after the Closing Date all or any portion of its membership interest in Newco to any transferee not affiliated with Prime, Prime will provide VCC with 30 days prior written notice setting forth the terms and conditions of the proposed transfer. VCC shall have 10 days following its receipt of such notice within which VCC may elect in writing to include, as a condition to Prime's transfer, all or any portion of its interest in the proposed transfer on the same terms and conditions; provided that if Prime is transferring only a portion of its interest, VCC shall only be entitled to include in the transfer the same proportion of its interest. VCC shall not be entitled to delay the closing of any proposed transfer by Prime, and VCC shall forfeit all rights with respect to a proposed transfer in the event of such a delay. VCC's rights under this Section are specific to transfers by Prime or any transferee of Prime that is affiliated with Prime, but shall not apply to transfers by any transferee not affiliated with Prime, even if such transferee assumes Prime's rights and obligations under this Agreement.

         4.11 Covenant to Obtain Consents. Each of KCL, VCC and Couch covenants and agrees to exercise good faith, diligent efforts to obtain each of the consents listed on Schedule 3.20 within thirty days following the Closing Date.

                                    ARTICLE V

                              Conditions to Closing

         5.1 Prime's Conditions to Closing. Prime's obligation to consummate the transactions contemplated in this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Prime in writing. Upon failure of any of the following conditions, Prime may terminate this Agreement:

                  (a) each of KCL, VCC and Couch shall have executed and delivered each of the Transaction Documents to which it is a party (including, without limitation, the Limited Liability Company Agreement of Newco attached hereto as Exhibit B), and shall have performed or complied in all respects with its agreements and covenants required by this Agreement or any other Transaction Document to have been performed or complied with by it prior to or at the Closing;

                  (b) since the Effective Time,  except as set forth on Schedule
3.4  hereto,  there  shall  not have  been any  material  adverse  change in the condition (financial or otherwise) of VCC, the Assets or the Business (including, without limitation, any material change in the amount of working capital reasonably necessary to operate the Assets Related Business during any one-month period);

                  (c) each of the representations and warranties made by VCC or Couch in this Agreement or any other Transaction Document shall be true, correct and not misleading in any material respect; and

                  (d) each of KCL, VCC and Couch shall have  delivered such good
standing   certificates,   officer  certificates,   and  similar  documents  and
certificates as counsel for Prime may have reasonably requested.

         5.2 Couch's and VCC's Conditions to Closing. Each of Couch's, KCL's and VCC's obligation to consummate the transactions contemplated in this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by KCL, VCC and Couch in writing. Upon failure of any of the following conditions, KCL, VCC and Couch may terminate this Agreement:

                  (a) Prime shall have executed and delivered each of the Transaction Documents to which it is a party (including, without limitation, the Limited Liability Company Agreement of Newco attached hereto as Exhibit B), and shall have performed or complied in all respects with its agreements and covenants required by this Agreement or any other Transaction Document to have been performed or complied with by it prior to or at the Closing;

     (b) each of the representations and warranties made by Prime in this Agreement or any other Transaction Document shall be true, correct and not misleading in any material respect; and

                  (c)  Prime   shall   have   delivered   such   good   standing
certificates, officer certificates, and similar documents and certificates as counsel for VCC and Couch may have reasonably requested.

                                   ARTICLE VI

                            Indemnification of Prime

         6.1 Indemnification of Prime. Each of KCL, VCC and Couch agrees to indemnify and hold harmless Prime, each parent company, subsidiary and/or affiliate of Prime (including, without limitation, Newco) and each parent company, subsidiary, affiliate, shareholder, member, partner (or other owner), officer, director, manager, agent, employee and representative of any of the foregoing (collectively, the "Prime Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs"), including, without limitation, Indemnified Costs arising in connection with the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "Third-Party Action"), which any of the Prime Indemnified Parties may sustain, arising out of or related to (a) any breach or default by KCL, VCC or Couch of any of the representations, warranties, covenants or agreements contained in this Agreement or any Transaction Document, (b) any claim, debt, obligation or liability of KCL, VCC or Couch (excluding the Assumed Liabilities), (c) any actual or alleged actions or omissions by VCC, Couch, or any of VCC's directors, officers, shareholders, agents, employees, representatives, subsidiaries and/or affiliates occurring prior to the Closing Date (regardless of whether such Indemnified Costs are asserted at any time before or after the Closing Date), and (d) any actual or alleged actions or omissions by KCL, VCC or Couch occurring after the Closing that either were not made by VCC or Couch in its capacity as a director, officer or shareholder of Newco (as applicable), or, if made by VCC or Couch in such a capacity, constituted a breach of any fiduciary or other duty owed by VCC or Couch under applicable law or any Transaction Document.

                  For purposes of this Section, any decrease in the value of a Prime Indemnified Party's ownership interest (if any) in Newco, as a result of the acts, omissions or circumstances described in clauses (a) through (d) of this Section, shall be deemed an Indemnified Cost, and such Prime Indemnified Party shall be entitled to indemnification hereunder in an amount equal to such decrease in value; provided further that, notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, none of KCL, VCC or Couch may, and each hereby agrees not to, seek contribution, indemnification or reimbursement from Newco for any amount KCL, VCC or Couch is required to pay pursuant to this Article, regardless of whether KCL, VCC or Couch is entitled to contribution, indemnification or reimbursement under any Transaction Document, the organizational documents of Newco or applicable law.

                  The parties agree that indemnification may not be sought under this ARTICLE or ARTICLE VII on the basis that the structure of the transactions contemplated by this Agreement violate any federal, state, county, or local laws, rules, regulations or ordinances regulating or legislating the provision of healthcare or the practice of medicine. The parties also agree that recourse under this ARTICLE or ARTICLE VII shall not be the sole recourse of the parties against one another for a breach of the provisions of this Agreement or any other Transaction Document.

         6.2 Defense of Third-Party Claims. A Prime Indemnified Party shall give prompt written notice to Couch, of the commencement or assertion of any Third Party Action in respect of which such Prime Indemnified Party shall seek indemnification hereunder. Any failure to so notify Couch shall not relieve KCL, VCC or Couch from any liability that they may have to such Prime Indemnified Party under this Article except to the extent that the failure to give such notice materially and adversely prejudices Couch. Couch shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third-Party Action on such terms as it deems appropriate; provided, however, that:

     (a) The Prime Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such Third-Party Action;

                  (b) Couch shall obtain the prior written approval of the Prime Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third-Party Action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Prime Indemnified Party;

                  (c) Couch shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such Third-Party Action by each claimant or plaintiff to, and in favor of, each Prime Indemnified Party;

                  (d) Couch shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Prime Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third-Party Action as to which Couch fails to assume the defense within thirty (30) days; provided, however, that the Prime Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of Couch, without the prior written consent of Couch;

                  (e) Couch shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Article to or for the account of the Prime Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Prime Indemnified Party has agreed in writing to reimburse Couch for the full amount of such payments if the Prime Indemnified Party is ultimately determined not to be entitled to such indemnification; and

                  (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-Party Action pursuant to this Article and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

                                   ARTICLE VII

                      Indemnification of KCL, VCC and Couch

         7.1 Indemnification of KCL, VCC and Couch. Prime agrees to indemnify and hold harmless KCL, VCC, Couch, each parent company, subsidiary and/or affiliate of KCL, VCC (including, without limitation, Newco) and each parent company, subsidiary, affiliate, shareholder, member, partner (or other owner), officer, director, manager, agent, employee and representative of any of the foregoing (collectively, the "Couch Indemnified Parties"), from and against any and all Indemnified Costs, including, without limitation, Indemnified Costs arising in connection with the commencement or assertion of any Third Party Action, which any of the Couch Indemnified Parties may sustain, arising out of any breach or default by Prime of any of the representations, warranties, covenants or agreements contained in this Agreement or any Transaction Document.

                  The parties agree that indemnification may not be sought under this ARTICLE or ARTICLE VI on the basis that the structure of the transactions contemplated by this Agreement violate any federal, state, county, or local laws, rules, regulations or ordinances regulating or legislating the provision of healthcare or the practice of medicine. The parties also agree that recourse under this ARTICLE and ARTICLE VI shall not be the sole recourse of the parties against one another for a breach of the provisions of this Agreement or any other Transaction Document.

         7.2 Defense of Third-Party Claims. A Couch Indemnified Party shall give prompt written notice to Prime of the commencement or assertion of any Third-Party Action in respect of which such Couch Indemnified Party shall seek indemnification hereunder. Any failure so to notify Prime shall not relieve Prime from any liability that it may have to such Couch Indemnified Party under this Article except to the extent that the failure to give such notice materially and adversely prejudices Prime. Prime shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third-Party Action on such terms as it deems appropriate; provided, however, that:

     (a) The Couch Indemnified Party shall be entitled, at his or its own expense, to participate in the defense of such Third-Party Action;

                  (b) Prime shall obtain the prior written approval of the Couch Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third-Party Action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Couch Indemnified Party;

                  (c) Prime shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such Third-Party Action by each claimant or plaintiff to, and in favor of, each Couch Indemnified Party; and

                  (d) Prime shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Couch Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third-Party Action as to which Prime fails to assume the defense within thirty (30) days; provided, however, that the Couch Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of Prime without the prior written consent of Prime.

                  (e) Prime shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Article to or for the account of the Couch Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Couch Indemnified Party has agreed in writing to reimburse Prime for the full amount of such payments if the Couch Indemnified Party is ultimately determined not to be entitled to such indemnification.

                  (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-Party Action pursuant to this Article and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

                                  ARTICLE VIII

                                            Restrictive Covenants

         8.1 Confidentiality Agreement. Each of KCL, VCC and Couch agrees that it has been and may continue to be, through its relationship with Prime and Newco, exposed to confidential information and trade secrets pertaining to, or arising from, the business of Prime and/or each of Prime's present or future affiliates (which includes, without limitation, Prime, PMSI and each present or future affiliate or subsidiary of PMSI) (individually and collectively, "Discloser"), that such information and trade secrets are unique and valuable and that Discloser would suffer irreparable injury if this information or trade secrets were divulged to those in competition with Discloser. Therefore, each of KCL, VCC and Couch agrees to keep in strict secrecy and confidence, both during and after the period during which Prime owns any interest in Newco, any and all information concerning Discloser which it acquires, or to which it has access through its relationship with Discloser, that has not been publicly disclosed by Discloser or that is not a matter of common knowledge among Discloser's competitors (collectively, "Proprietary Information"). The Proprietary Information covered by this Agreement shall include, but shall not be limited to, information relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed expansion plans of Discloser, marketing and other business and pricing strategies, and trade secrets of Discloser. Notwithstanding the foregoing, "Proprietary Information" shall exclude confidential information and trade secrets pertaining solely to or arising solely from the conduct of the Business prior to the Closing Date.

         Except with prior written approval of Discloser, each of KCL, VCC and Couch agrees that it will not: (i) directly or indirectly, disclose any Proprietary Information to any person except authorized personnel of Discloser or (ii) use Proprietary Information in any way, except as expressly contemplated otherwise in the Transaction Documents. Within forty-eight (48) hours of the time at which Couch and all entities controlled by Couch no longer directly or indirectly own any voting equity interests in Newco, whether the result of voluntary or involuntary disposition, each of KCL, VCC and Couch will deliver to Prime (without retaining copies thereof) all documents, records or other memorializations including copies of documents and any notes which it has prepared, that contain Proprietary Information or relate to Discloser's business, all other tangible Proprietary Information in its possession or control, and all of Discloser's credit cards, keys, equipment, vehicles, supplies and other materials that are in possession or under its control.

         The provisions of this Section shall not limit or restrict any party's communications with its personal consultants or advisors, including, without limitation, its attorneys, accountants and financial advisors.

         8.2      Exclusive Use.

                  (a) Couch hereby agrees that, during the period of time (the "Restricted Period") beginning on the Closing Date and ending on the later of
(i) the ten-year anniversary of the Closing Date or (ii) the expiration of two years following the first time at which Couch and all entities controlled by Couch no longer own any direct or indirect interest in Newco; Couch will perform, and will direct all other full-time, medically trained or licensed medical professionals under his or KCL's direction or control to perform, all services related to Refractive Surgery only at the premises of, and using the equipment of, Newco.

                  (b) Couch also agrees that, except as expressly otherwise provided below in this subsection (b), for a period of ten (10) years immediately following the Effective Time, Couch shall devote Couch's full business time and attention (in amounts generally consistent with the practices of Couch prior to the Closing Date) to rendering professional ophthalmic and medical services within the following area (collectively, the "Restricted Area"): within the Missouri counties of Clay, Jackson, Cass and Platte, the Kansas counties of Wyandotte, Leavenworth and Johnson, or within a forty mile radius of any other location developed or established by Newco on or before the end of the Restricted Period (as hereinafter defined); provided, however, that Couch may decrease the amount of business time and attention devoted to rendering professional ophthalmic and medical services within the Restricted Area to the extent such decrease does not materially decrease the average monthly volume of Refractive Surgery procedures done using Newco's premises and equipment below the average monthly volume that existed during the six months immediately preceding the Closing Date.

                  (c) Notwithstanding the provisions of this Section, the death or Disability of Couch shall not be the basis of any breach or default of the provisions of this Section, but in the case of Disability, performance shall be excused only for so long as the Disability exists. As used in this Agreement, Disability shall mean Couch's having a mental or physical incapacity that reasonably prevents Couch's resumption of the normal performance of his medical practice.

         8.3 Noncompetition. Each of KCL, VCC, Couch, PMSI and Prime, as a material inducement to the others to enter into this Agreement, hereby agrees that, at all times during the Restricted Period, such party will not directly or indirectly, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which it owns less than five percent (5%) of any class of outstanding securities), or as a principal, shareholder, agent, employer, advisor, consultant, co-partner or in any individual or representative capacity whatever, either for its own benefit or for the benefit of any other person, corporation or other entity, without the prior written consent of each other party hereto, commit any of the following acts, which acts shall be considered violations of this covenant not to compete:

                  (a) Except through Newco or its subsidiaries, directly or indirectly engage in, or provide, anywhere within the Restricted Area, any services (other than services included in the practice of medicine) related to
(i) the operating of premises used to provide Refractive Surgery, (ii) the manufacture, maintenance, refurbishing, repair, sale, or leasing of any equipment related to or necessary for the operating of premises used to provide Refractive Surgery, or (iii) providing any management services, training or consulting services related to any of the activities described in (i) or (ii);

                  (b) Except through Newco or its subsidiaries, directly or indirectly provide, anywhere within the Restricted Area, (i) premises, equipment and non-physician personnel for the performance of Refractive Surgery by physicians, (ii) the marketing, scheduling and management of Refractive Surgery (but excluding, with respect to Couch, KCL or VCC, marketing, scheduling and management of patients for treatment by Couch, KCL or VCC), (iii) the credentialing and scheduling of physicians to perform Refractive Surgery and
(iv) the billing, collecting or accounting for the use of any such premises, equipment or non-physician personnel.

                  (c) Directly or indirectly request or advise any person, firm, physician, corporation or other entity having a business relationship with Newco or any of its subsidiaries, Prime, or any affiliate or related entity of any of them, to withdraw, curtail, or cancel its business with such person or entity; or

                  (d) Directly or indirectly hire any employee of Newco or any of its subsidiaries, Prime, or any affiliate or related entity of any of them, or induce or attempt to influence any employee of Newco or any of its subsidiaries, Prime or any such affiliate or related entity to terminate his or her employment with such person or entity.

         8.4 Practice of Medicine. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, the provisions of this Article shall not be construed to require Couch to perform Refractive Surgery at the premises of, or use the equipment of, Newco, if in the professional medical judgment of a reasonable ophthalmologist practicing Refractive Surgery, such use would be detrimental to Couch's patients. Provided further, that this Agreement shall not apply to any Refractive Surgery or related services that are to be paid for, or reimbursed by, Medicare, Medicaid, Champus, or any other state or federal health care program, or in any instance where the operation of this Agreement would constitute a violation of applicable law.

         8.5 Restrictions Reasonable. Each party hereto has reviewed and carefully considered the provisions of this Article and, having done so, agrees that the restrictions applicable to it as set forth herein (a) are fair and reasonable with respect to time, geographic area and scope, (b) are not unduly burdensome to it, and (c) are reasonably required for the protection of the interests of the other parties hereto for whose benefit such restrictions were agreed upon.

         8.6      Remedies.

                  (a) General. Each party agrees that a violation on its part of any applicable covenant contained in this Article will cause the other parties hereto for whose benefit such restrictions were agreed upon irreparable damage for which remedies at law may be insufficient, and for that reason, it agrees that the other parties shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, that the other parties may have, including, specifically, recovery of liquidated damages as provided below and any other additional damages.

                  (b) Liquidated Damages. Because of the difficulty of measuring economic losses to the other parties as a result of a material breach of any provision of this Article or Article VIII, KCL, VCC and Couch agree that, in the event of such a breach by any of them, they shall, jointly and severally, be obligated to pay to Prime as liquidated damages (which damages are in addition to all other remedies provided for in this Agreement, or available to Prime or another party pursuant to arbitration hereunder) an amount determined by multiplying the Purchase Price by a fraction, the numerator of which is the difference between one hundred twenty (120) and the number of entire consecutive months passed after the Effective Time and prior to such breach, and the denominator of which is the number one hundred twenty (120).

                  (c) Before any remedy may be sought by any party under this Agreement with respect to a breach of the provisions of this Article or Article VIII, the breaching party shall be given thirty days following delivery of notice by the party asserting the breach (identifying such material breach) within which the breaching party may cure such material breach.

                                    ARTICLE X

                             Post Closing Agreements

         9.1 Transition of Business. Each of KCL, VCC and Couch agrees to cooperate fully with Prime and Newco in transitioning the Assets Related Business existing prior to the Closing, including the relationships maintained by VCC and Couch with respect to the Assets Related Business, to Newco after the Closing; and, each of KCL, VCC and Couch agrees not to take any action or make any disclosure, including disclosures related to the transactions contemplated by this Agreement, which might alter or impair any relationship with any customer, or other service recipient, person or entity which did business with VCC prior to the Closing. Each of KCL, VCC, Couch and Newco agrees to cooperate after the Closing to account for procedures done between the Effective Time and the Closing and to allocate amounts received in respect thereof pursuant to the terms of the Facility Use Agreement.

         9.2 Right of Set Off. Each of VCC and Couch agrees that Newco shall have rights of offset against distributions to it in respect of any direct or indirect ownership interest any of them may have in Newco at any time following the Closing, for any and all debts, obligations or liabilities that KCL, VCC or Couch may have to Prime, PMSI or any affiliate or subsidiary of PMSI, including, without limitation, any liability arising out of or relating to any obligations arising under Section 6.1 of this Agreement, or other obligations owed under this Agreement or any other Transaction Document. Each of VCC and Couch hereby authorizes and directs Newco to, and hereby agrees that Newco is entitled to, withhold and pay such offset amounts to Prime and to take all other actions necessary to make such payment. Newco hereby agrees to promptly remit any and all such offset amounts to Prime upon request.

                  Without limiting or adversely affecting the rights of Prime under this Section, and in order to secure full and prompt payment of the obligations of KCL, VCC and Couch under this Agreement and each other Transaction Document, each of VCC and Couch hereby grants to Prime a continuing security interest in and to distributions either of them may be entitled to receive at any time after the Closing in respect of any direct or indirect ownership interest held by either of them in Newco. In connection with the grant of a security interest contained in this Section, each of VCC and Couch agrees
(i) to execute all documents, agreements, instruments and certificates, and to take such other actions, as are reasonably necessary in order to fully evidence and perfect such security interest, and (ii) that it will not, without obtaining the express prior written consent of Prime in each instance, grant or assign to any person or entity rights of any nature in the distributions covered by the security interest granted in this Section, irrespective of whether such rights are to be senior or subordinate to the rights granted under this Section; provided, however, that clause (ii) shall not prohibit Permitted Transfers (as such term is defined in the Organizational Documents) of its ownership interest in Newco, as long as the transferee (A) executes a certificate acknowledging that such distributions with respect to the ownership interest transferred remain subject to the offset rights and security interest granted under this Section as though such transferee and it were one and the same person and (B) executes and consents to the filing of all documents, agreements, instruments and certificates, and takes such other actions, as are necessary in order to fully evidence and perfect such security interest.

                  Each of VCC and Couch acknowledges and agrees that the rights and obligations contained in this Section shall remain attached to membership interests of Newco conveyed by it, regardless of whether the conveyance was permitted pursuant to the Organizational Documents and/or consented to by Prime. In addition, Prime may require any such transferee to execute an acknowledgment recognizing the applicability of the rights and obligations contained in this Section to the membership interest transferred.

         9.3 Ratification by Newco. Each of Prime, VCC and Couch agrees that by executing this Agreement it is deemed to be voting any ownership interests or management vote it may have in Newco (whether now or at any time after the Closing) to authorize Newco to enter into and perform this Agreement and each of the Transaction Documents to which Newco is a party, including, without limitation, the Facility Use Agreement. Each of Prime, VCC and Couch agrees to execute such resolutions and written consents, and take such other actions, in their capacities as owners of Newco, as any party shall reasonably require after the Closing to have Newco ratify and adopt this Agreement, notwithstanding the time of creation of Newco or the time of execution of the Organizational Documents.

         9.4 Post-Closing Capital Contributions. Without in any way limiting or qualifying the representation and warranty with respect to cash required to be included in the Assets pursuant to Section 1.3, all parties to this Agreement acknowledge and agree that no member of Newco, nor any other party, has any obligation after the Closing to make a capital contribution to Newco.

         9.5 Legend. On and after the Closing, each certificate or document representing ownership of any of Newco's ownership interests, and each certificate or document that may be issued and delivered by Newco upon transfer of any such certificate, shall contain a legend conspicuously noted in substantially the following form:

         THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

         IN ADDITION, SUCH INTERESTS MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH CERTAIN CONDITIONS SPECIFIED IN (I) A CERTAIN CONTRIBUTION AGREEMENT DATED EFFECTIVE AS OF SEPTEMBER 1, 2000, AND (II) THE COMPANY'S LIMITED LIABILITY COMPANY AGREEMENT, COMPLETE AND CORRECT COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                                    ARTICLE X

                                  Miscellaneous

         10.1 Collateral Agreements, Amendments, and Waivers. This Agreement (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

         10.2 Successors and Assigns. No party's rights or obligations under this Agreement may be assigned without the prior written consent of all parties hereto, except that Prime may assign its rights and obligations hereunder to any entity, more than fifty percent (50%) of the voting equity ownership interests of which is at the time owned, directly or indirectly, by PMSI. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding any contrary provision of this Agreement or any other Transaction Document, all of the parties agree that PMSI shall be free to effect a transfer, assignment or encumbrance of the ownership interests or assets of any of its direct or indirect subsidiaries other than Newco and Newco's direct or indirect subsidiaries (an "Upstream Transfer"), and that no Upstream Transfer shall give rise to or be subject to any rights or approval requirements that are applicable to a direct transfer of the membership interests or assets of Newco under this Agreement or any other Transaction Document.

         10.3 Expenses. Except as set forth in the following sentence, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay all of its costs and expenses incurred by it in connection with this Agreement, including the fees and disbursements of its legal counsel and accountants. Notwithstanding the foregoing, up to $3,000 of the costs and expenses incurred by Prime that are associated specifically with the formation and documentation of Newco, including legal fees and expenses for drafting the Organizational Documents, shall be paid or reimbursed to Prime by Newco.

         10.4 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         10.5 Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         10.6 Notices. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when delivered personally or by courier service to the relevant party at its address as set forth below or (b) if sent by mail, on the third (3rd) day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

PMSI & Prime:              1301 Capital of Texas Highway
                                    Suite C-300
                                    Austin, Texas 78746
                                    Attention: President
                            Facsimile: (512) 314-4398

with a copy to:                     Mr. Timothy L. LaFrey
                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    816 Congress Avenue, Suite 1900
                                    Austin, Texas 78701
                            Facsimile: (512) 703-1111

VCC or KCL:                Vision Correction Centers of Kansas City, P.C. or
                                    Kansas City Laser Vision Correction Centers,
                                        L.L.C.
                                    5844 N.W. Barry Road
                                    Kansas City, Missouri  64154
                                    Attn: Jeffrey Couch, M.D.
                            Facsimile: (816) 584-9999

Couch:                              Jeffrey Couch, M.D.
                                    5844 N.W. Barry Road
                                    Kansas City, Missouri  64154
                            Facsimile: (816) 584-9999

with a copy to:                     Matthew Cavitch
                                    Bogatin Law Firm

                                    1661 International Place Drive, Suite 300
                                    Memphis, Tennessee  38120
                            Facsimile: (901) 767-2803

     Each party may change its address for purposes of this Section by proper notice to the other parties.

         10.7 Survival of Representations, Warranties, and Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

         10.8 Further Assurances. At, and from time to time after, the Closing, each party shall, at the request of another party, but without further consideration, execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and take such other action as such party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

         10.9 Construction, Knowledge and Materiality. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments. For purposes of this Agreement, whenever there are references to "material" or "materially," such terms shall be deemed to mean an economic impact exceeding $10,000 with respect to the fact or matter being referred to or described. As used herein, "day" or "days" refers to calendar days unless otherwise specified in each instance. When the term "knowledge" is used in this Agreement in reference to (i) Prime, it shall mean such items as are within the actual knowledge of Ken Shifrin, Brad Hummel, Teena Belcik and John Hedrick and (ii) VCC, it shall mean such items as are within the actual knowledge of Couch and any employee of VCC who becomes an employee of Newco after the Closing. For purposes of this Agreement, when the term "affiliate" is used with respect to PMSI or Prime, it shall not include KCL, VCC or Couch, and when "affiliate" is used with respect to KCL, VCC or Couch, it shall not include PMSI or Prime.

         10.10 Other Agreements. Each party hereto agrees that any material breach by it of any of the terms and provisions of another Transaction Document to which it is a party shall also be deemed to have been for all purposes a material breach by it of this Agreement, and that any material breach by it of the terms and provisions of this Agreement shall also be deemed for all purposes to have been a material breach by it of all other Transaction Documents to which it is a party.

     10.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

         10.12 Arbitration. Any controversy between the parties regarding this Agreement or any other Transaction Document, any claims arising out of any breach or alleged breach of this Agreement or any other Transaction Document and any claims arising out of the relationship between the parties created hereunder shall be submitted to binding arbitration by all parties involved. The arbitration proceedings shall be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (subject to the express provisions of this Section). The arbitration shall be conducted in Austin, Texas. The arbitrator shall not have the right to award punitive or exemplary damages against either party.

         10.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

                            [Signature page follows]

                                SIGNATURE PAGE TO

                             CONTRIBUTION AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PMSI:                                       Prime Medical Services, Inc.

                                            ------------------------------------

                                            Cheryl Williams, Senior Vice
                                                President

Prime:                                      Prime RVC, Inc.

                                            ------------------------------------

                                            Cheryl Williams, Senior Vice
                                                President

Couch:                                      ____________________________________

                                            Jeffrey Couch, M.D.


VCC:                                        Vision Correction Centers of
                                                 Kansas City, P.C.


                                            ------------------------------------

                                            Jeffrey Couch, M.D., President

KCL:                                        Kansas City Laser Vision Correction
                                                 Centers, L.L.C.


                                            ------------------------------------

                                            Jeffrey Couch, M.D., President

Newco:                                      Prime Refractive - Kansas City,
                                                 L.L.C.

                                            ------------------------------------

                                            Jeffrey Couch, M.D., as manager of
                                                 Newco and individually as a
                                                 member of Newco

                                            ------------------------------------

                                            Cheryl Williams, as manager of Newco
                                                 and on behalf of Prime as a
                                                 member of Newco